EXHIBIT (17)(h)


                             FOUR EASY WAYS TO VOTE

          THE ACCOMPANYING PROSPECTUS/PROXY STATEMENT DISCUSSES MATTERS
                             REGARDING YOUR FUND(S)

It is important that you vote on the proposal. After you have reviewed the information in the Prospectus/Proxy Statement, please vote your shares by utilizing one of the methods described below.

         BY FAX:

                  Simply fax your completed proxy card to the fax number located on your proxy card.

         BY PHONE:

                  Simply dial the toll free number located on your proxy card. You will need your 12 digit control number located on your proxy card at the time of the call.


         BY INTERNET:

                  Visit http://www.proxyvote.com. Once there, enter the 12 digit control number located on your proxy card.

         BY MAIL:

                  Simply enclose your proxy card in the postage-paid envelope found within your proxy package.


                             YOUR VOTE IS IMPORTANT!
                               PLEASE VOTE TODAY.